NUMBER

HRC

COMMON STOCK

HALCÓN RESOURCES CORPORATION

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SHARES

COMMON STOCK

CUSIP 40537Q 20 9

This Certifies That

is the Registered Owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF $.0001 PAR VALUE EACH OF

Halcón Resources Corporation, transferable on the books of the Corporation in person or by attorney upon surrender of this Certificate duly endorsed or assigned. This Certificate and the shares represented hereby are subject to the laws of the State of Delaware, and to the Certificate of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This Certificate is not valid until countersigned by the Transfer Agent.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated

EXECUTIVE VICE PRESIDENT,
CHIEF FINANCIAL OFFICER AND TREASURER

HALCÓN RESOURCES CORPORATION
CORPORATE
SEAL
DELAWARE

CHAIRMAN,
CHIEF EXECUTIVE OFFICER AND PRESIDENT

COUNTERSIGNED AND REGISTERED:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY
(JERSEY CITY, NJ)
TRANSFER AGENT
AND REGISTRAR

BY

AUTHORIZED OFFICER